Exhibit 5.1

October 29, 2021

Mechanical Technology, Incorporated

325 Washington Avenue Extension

Albany, New York 12205

Re:	Registration of Shares under the Mechanical Technology, Incorporated

Amended and Restated 2021 Stock Incentive Plan

Dear Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Mechanical Technology, Incorporated, a Nevada corporation (the “Company”), of up to 2,484,191 shares of its common stock, par value $0.001 per share (the “Common Stock”), that are to be issued under the Company’s Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”), including shares of common stock issuable upon the exercise of options and vesting and exercise of restricted stock units (“RSUs”) to be granted pursuant to the provisions of the 2021 Plan (all such shares to be issued thereunder referred to herein as, the “Registered Shares”), the following opinion is furnished to you to be filed with the U.S. Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Act.

We have acted as counsel to the Company in connection with the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation of the Company, as currently in effect, the Amended and Restated Bylaws of the Company, as currently in effect, the minute books and corporate records of the Company, and such other documents as we have considered necessary and appropriate in order to furnish the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Company and statements of fact contained in documents we have examined.

For purposes of our opinion, we have examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes. Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto. Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of 2021 Plan and the other options, RSUs or other rights granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (i) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (ii) this opinion may be relied upon by purchasers and holders of the Registered Shares currently entitled to rely on it pursuant to applicable provisions of federal securities law. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP